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                                                                       EXHIBIT 5

                             PIPER & MARBURY L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET             WASHINGTON
                         BALTIMORE, MARYLAND 21201-3010           NEW YORK
                                  410-539-2530                  PHILADELPHIA
                                FAX: 410-539-0489                EASTON, MD


                                  July 8, 1997




Simon DeBartolo Group, Inc.
National City Center
115 West Washington Street
Suite 15 East
Indianapolis, Indiana 46204

                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (File No. 333-11431) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of up to $750,000,000 aggregate offering price of Common Stock, Preferred Stock, Depository Shares and/or Warrants. Pursuant to the Charter of the Company an aggregate of 3,000,000 shares have been classified as 7.89% Series C Cumulative Step-Up Premium Rate Preferred Stock (the "Shares"), par value $.0001 per share, for sale by the Company under the Registration Statement. This opinion is being provided at your request in connection with the Registration Statement.

         In rendering the opinion expressed herein, we have examined the Registration Statement (and all amendments and supplements thereto), the Current Report on Form 8-K of the Company relating to the Shares (the "Current Report"), the Charter and By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined a Certificate of Secretary of the Company dated July 8, 1997 (the "Certificate"). In rendering our opinion, we are relying as to factual matters on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as
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                                                          Piper & Marbury L.L.P.

Simon DeBartolo Group, Inc.
July 8, 1997
Page 2


originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters (including, without limitation, the shares of capital stock of the Company outstanding or reserved for issuance, outstanding convertible and exchangeable securities of the Company, and outstanding options, rights, or warrants to purchase securities of the Company) we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein.

         Based upon the foregoing, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement, the Shares will have been duly and validly authorized and will be legally issued and fully-paid and non-assessable.

         The opinion expressed herein is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the reference to us under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                               Very truly yours,

                                               /s/ Piper & Marbury L.L.P.